                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Iroquois Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Marianne R. O'Connor
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


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Notes:

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York 13021
                                 (315) 252-9521

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

TO THE SHAREHOLDERS OF IROQUOIS BANCORP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Iroquois Bancorp, Inc. (the "Company"), will be held at the Holiday Inn, 75 North Street, Auburn, New York on Thursday, April 27, 2000 at 10:00 a.m., to consider and vote upon the following matters:

     1. The election of three (3) directors to serve for a term of three (3) years and until their successors have been duly elected and qualified.

     2. The ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

     3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 23, 2000 has been fixed as the record date for the determination of shareholders who will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Kathleen A. Manley
                              ---------------------------------------

                              Kathleen A. Manley, Corporate Secretary

March 27, 2000

THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED.

                             IROQUOIS BANCORP, INC.
                               115 Genesee Street
                            Auburn, New York 13021
                                 (315) 252-9521
                            _______________________

                                PROXY STATEMENT
                            _______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000
                    _______________________________________

                       SOLICITATION AND VOTING OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Iroquois Bancorp, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held April 27, 2000. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. Only if the enclosed proxy card is properly executed and returned to the Company will the shares represented thereby be voted. If no choices are specified on the returned card, the shares will be voted for each of the persons nominated as director and in favor of management's proposals. The proxy may be revoked by written notice to the Company prior to the meeting or by written notice to the Secretary at the meeting at any time prior to being voted. The first date on which this proxy statement and accompanying proxy are being sent to shareholders is on or about March 27, 2000.

     Proxies may be solicited by mail, personal interview, telephone, or telegraph. Directors, officers, and employees of the Company may solicit proxies by any such method without additional compensation. Costs of all proxy solicitation will be paid by the Company, including reimbursement of brokerage firms and other nominees for expenses of forwarding proxy solicitation material to the beneficial owners for whom they held the shares.

     The common stock of the Company is its only class of securities currently outstanding and its only class of voting securities. Each share of common stock entitles the holder thereof to one vote on all matters to come before the meeting. The Board of Directors has fixed the close of business on March 23, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On March 23, 2000, there were 2,306,880 shares of the Company's common stock outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum and in the event there are not sufficient votes, the Annual Meeting may be adjourned.

     Directors shall be elected by a plurality of the eligible votes cast and the ratification of the appointment of independent auditors will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, shall be counted toward a quorum, but abstentions under New York law are not deemed to be votes cast and therefore abstentions have no effect on the outcome of the vote, which requires either a plurality or majority of the eligible votes cast, depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast.

     All of the items on the agenda for shareholder approval at this Annual Meeting are deemed "discretionary" items upon which brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions within ten days of the Annual Meeting. "Broker non-votes" occur for "non-discretionary" items on which brokers may not vote if beneficial owners have not given instruction by proxy. Broker non-votes, therefore, will not be a factor with respect to any agenda item.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The table below indicates as of February 1, 2000 the only holders known to the Company to be the beneficial owner of more than 5% of the total 2,306,880 outstanding shares of the Company's common stock.

                                             Amount and Nature           Percent of
                                                   of                   Outstanding
     Name and Address                     Beneficial Ownership /1/         Stock
     ----------------                     ------------------------      -----------
     The Baird Family                           230,606/2/                 9.52%
     c/o Brian D. Baird
     120 Delaware Avenue
     Buffalo, New York 14202

     Iroquois Bancorp, Inc. Employee            175,399/3/                 7.24%
     Stock Ownership Plan
     115 Genesee Street
     Auburn, New York 13021

__________________

/1/ Except as otherwise noted, such beneficial owner has sole voting and investment power with respect to the stock.

/2/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.

/3/ Such shares are held in trust for the participants in the plan who are the beneficial owners and who direct the voting of their allocated shares in the trust. All unallocated shares in the trust are voted by the independent trustee.

     As of February 1, 2000, no director except Brian Baird and no executive officer of the Company or any subsidiary beneficially owned more than 5% of the Company's outstanding common stock. All directors and executive officers as a group (12 persons) beneficially owned 615,711 shares of the Company's common stock, including exercisable options, representing approximately 25.42% of the 2,306,880 outstanding shares of common stock plus 115,000 outstanding exercisable options. Those ownership interests are set forth in the following table.

                                                                     Amount and Nature of      Percent Common
     Name                               Positions Held             Beneficial Ownership/1/   Stock Outstanding
     ----                               --------------             -----------------------   -----------------
Joseph P. Ganey                  Chairman of the Board                      62,161/2/               2.57%

Richard D. Callahan              President and CEO, Vice-Chairman           78,729/3/               3.25
                                 of the Board

Brian D. Baird                   Director                                  230,606/4/               9.52

Robert B. Bantle                 Senior Vice President                         327                   *

John Bisgrove, Jr.               Director                                    9,709                   *

Peter J. Emerson                 Director                                   51,949/5/               2.15

Arthur A. Karpinski              Director                                   24,740                  1.02

Henry D. Morehouse               Director                                    9,405/6/                *

Marianne R. O'Connor             Treasurer and CFO                          35,553/7/               1.47

Edward D. Peterson               Director                                    9,735                   *

W. Anthony Shay, Jr.             Vice President                             14,566/8/                *

Lewis E. Springer, II            Director                                   68,481                  2.83

All directors and executive
officers as a group (persons)                                              615,711/9/              25.42

* less than 1%

______________________

/1/ Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
/2/  Includes 6,455 shares held jointly with spouse.
/3/ Includes 1.756 shares held jointly with spouse, 4,228 shares held by spouse, and exercisable options to purchase 69,400 shares of common stock.
/4/ Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.
/5/ Includes 36,000 shares held by the F.L. Emerson Foundation, Inc., of which he is a director and as to which he disclaims beneficial ownership.
/6/  Includes 2,665 shares held jointly with spouse.
/7/ Includes 1.854 shares held jointly with spouse, 223 shares held as custodian for minor children, and exercisable options to purchase 16,300 shares of common stock.
/8/ Includes 3,242 shares owned jointly with spouse and exercisable options to purchase 8,900 shares of common stock.
/9/ Includes 19,750 shares held in the ESOP that have not been awarded or allocated and are therefore voted by the ESOP independent trustee and exercisable options to purchase 94,600 shares of common stock.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     In accordance with the rules of the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as awarded, directors, executive officers, and beneficial owners of 10% or more of the Company's stock must file certain reports of stock ownership and changes of stock ownership. To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and written representations, including written representations of its directors and officers that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors, divided into a total of three classes, with terms expiring in 2000, 2001 and 2002. Upon the expiration of the terms of office for the directors in the class of 2001, the Company expects to reduce the number of directors in that class to three (3) and to increase the number of directors in the class of 2002 to three (3) at the same time, leaving the total number of directors at nine. At the Annual Meeting, three (3) directors will be elected for a term of office expiring in 2003 and until the election and qualification of their successors.

     It is intended that, if no contrary specification is made, the persons named on the proxy card will vote for the nominees named below. The Board believes that all of the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes. All nominees for election in 2000 have been previously elected by the shareholders of the Company.

     There is set forth below certain information about the nominees for election to the Board of Directors, as well as about those present directors whose term of office will continue after the meeting. The names of the directors and nominees below represent a full Board of Directors. Except for Brian D. Baird, Henry D. Morehouse and Edward D. Peterson, all present directors and nominees are also serving as directors of the Company's subsidiary, Cayuga Bank (formerly Cayuga Savings Bank). Mr. Morehouse and Mr. Peterson also serve on the Board of Directors of the Company's other subsidiary, The Homestead Savings (FA) ("Homestead Savings"). Cayuga Bank and Homestead Savings are currently the only subsidiaries of the Company (also referred to as "member banks").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Election of Directors for Terms of Office Expiring in 2000:
------------------------------------------------------------------------

BRIAN D. BAIRD, age 49, became a director on July 1, 1990, through an expansion of the Board, and was thereafter elected by the shareholders at the Company's next Annual Meeting. He is an attorney with the law firm of Kavinoky and Cook in Buffalo, New York, where he has practiced law since 1983.

JOHN BISGROVE, JR., age 60, a director of Cayuga Bank since 1978, is the owner and President of Sunrise Farms with business activity in cattle breeding, horses and related interests.

RICHARD D. CALLAHAN, age 57, became a director of Iroquois and Cayuga Bank in 1994 after his appointment as Chief Executive Officer and President of both the Company and Cayuga Savings and was recently appointed Vice Chairman of the Board. Prior to joining Iroquois, he was Regional Executive Vice

President, Regional President, and Senior Executive Vice President of Operations and Marketing, in that order, for Marine Midland Bank from 1983 to 1993, after 18 years of prior banking experience.

Present Directors Whose Terms of Office Expire in 2001:
-------------------------------------------------------

PETER J. EMERSON, age 59, a director of Cayuga Bank since 1971, is a Director of the F.L. Emerson Foundation, Inc., a charitable foundation, where he also served as President until June, 1997.

JOSEPH P. GANEY, age 76, a director of Cayuga Bank since 1974, was named Chairman of the Board of Cayuga Savings Bank in 1985, and remains as Chairman of the Board of the Company as well. Having served as Chief Executive Officer since 1976, he retired at the end of 1988. Before joining Cayuga Savings Bank as Executive Vice President in 1971, Mr. Ganey had 29 years of banking experience.

EDWARD D. PETERSON, age 65, a director of Homestead Savings since 1978, became a director of Iroquois in 1996, having been elected by the board in 1996 to fill the vacancy arising from the retirement of Russel C. Fielding. Mr. Peterson is retired from General Electric Corporation, where he served for 34 years in a number of positions, including Manager of Employee and Community Relations for Aerospace Electronic Systems and the Aerospace Operations Departments.

LEWIS E. SPRINGER II, age 61, a director of Cayuga Bank since January, 1987, was formerly the President and owner of Creative Electric, Inc. of Auburn, New York and Andersen Laboratories, Inc. of Bloomfield, Connecticut, both of which merged into Sawgrass Electronics. The companies manufacture electronic components for guidance systems and other applications.

Present Directors Whose Terms of Office Expire in 2002:
-------------------------------------------------------

ARTHUR A. KARPINSKI, age 71, a director of Cayuga Bank since 1969, is now retired from the practice of periodontics.

HENRY D. MOREHOUSE, age 70, a director of Homestead Savings since 1968, is the owner of Morehouse Appliances, a retail appliance business, where he has been employed since 1942.

     There are no family relationships between any director, executive officer, or any person nominated or chosen by the Board to become a director or executive officer.

Board of Directors Meetings and Committees

     The Board of Directors held 4 regular quarterly meetings and 6 special meetings during 1999. All of the directors attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees of the Board on which they served except Mr. Bisgrove and Mr. Karpinski, whose absences were excused for good cause. The Board of Directors currently has three standing committees: Executive, Audit, and Nominating/Personnel. The Chairman of the Board is a member ex-officio, with vote, of all committees. The principal responsibilities of the standing committees, the number of meetings held during 1999, and the present committee members are set forth below.

     Executive Committee: The Executive Committee is authorized to exercise the powers of the Board of Directors to take action between regular meetings of the Board. This Committee met 1 time during 1999. The Committee presently consists of 5 appointed members with Mr. Bisgrove as chairperson, Messrs. Baird, Callahan, Emerson, Morehouse and Peterson as appointed members and Mr. Ganey ex-officio.

     Audit Committee: The Audit Committee examines and reviews the accounting, reporting, and financial practices of the Company. The Committee also receives reports of the Company's independent auditors, and reviews and approves all non-audit services performed by the independent auditors. During 1999, the Committee met 3 times. This Committee presently consists of 4 appointed members, with Mr. Morehouse as chairperson, Messrs. Karpinski, Peterson and Springer as appointed members, and Mr. Ganey ex-officio.

     Nominating/Personnel Committee: The Nominating/Personnel Committee reviews the qualifications of candidates for the Board and recommends a slate of nominees for election at the annual meeting of shareholders, as well as considers nominees recommended by shareholders on the same basis as other persons considered provided such names are submitted in sufficient time for the Committee to review the potential candidate's qualifications. The Committee is also responsible for Company policy regarding general management and human resource matters, including compensation. During 1999, this Committee met 5 times. The Committee presently consists of 7 appointed members, with Mr. Springer as chairperson, Messrs. Baird, Bisgrove, Callahan, Emerson, Karpinski and Peterson as appointed members, and Mr. Ganey ex-officio. With the exception of Mr. Callahan, the Nominating/Personnel Committee members serve as the Board's compensation committee and have been designated the Stock Option Committee to administer the Company's 1996 Stock Option Plan.

Director Compensation

     The Company compensates its non-employee directors $1,600 per year in cash for service on the Board of the Company. Directors who reside beyond a 50 mile radius of the Company's principal office also receive reimbursement for travel expenses, and all directors receive a fee of $150 for each committee meeting attended, with the chairperson presiding at each committee meeting receiving $175. During 1999, the Company compensated directors who attended the special board meetings a fee of $350 for each such special meeting. Directors who serve on the boards of member bank subsidiaries also receive compensation for such service from the subsidiary in accordance with policy set by its board of directors.

     The Company maintains a Stock Incentive Program to provide financial incentives for directors to increase stock ownership and strengthen their commitment to the Company's success. The Program is also consistent with the Company's policy that requires a minimum level of stock ownership by directors. Under the Program, each director who purchases shares of common stock of the Company may be reimbursed up to $5,000 of the cost of the shares purchased during any year.

Insurance

     As authorized by law and its Bylaws, the Company maintains insurance for itself and subsidiaries to indemnify directors and officers. It has obtained insurance from Executive Risk Indemnity, Inc, of Simsbury, Connecticut insuring the Company and its subsidiaries against any obligation incurred as a result of indemnification of their directors and officers and insuring such persons for liabilities for which they may not be indemnified. This insurance policy has a three-year term expiring November 1, 2000, with coverage of $5,000,000 aggregate annual limitation. As of this date, no sums have been paid under this policy. The current annual premium is $28,440.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The table on the following page shows, for the three years ended December 31, 1999, the cash compensation paid to the Company's chief executive officer and the three other most highly compensated executive officers of the Company. As explained in the Report on Executive Compensation below, this compensation is paid by the subsidiary for which each individual also serves in an executive capacity.

                                        Annual Compensation                           Long Term Compensation
                                    ------------------------------               -----------------------------------
                                                                                     Awards               Payouts
                                                                                 -------------         -------------
                                                                     Other
                                                                     Annual      Restricted                       All Other
                                                                     Compen-       Stock      Options    LTIP      Compen-
    Name and                                 Salary       Bonus      sation       Awards        SARs    Payouts    sation
Principal Position                  Year       ($)         ($)         ($)         ($)           (#)      ($)       ($)
------------------                  ----     ------       -----      -------     -------      -------   -------   ---------
Richard D. Callahan,             1999       240,000       104,544      5,000        --         10,800      --       12,228/1/
CEO                              1998       223,700        83,284      5,000        --          9,500      --       15,751
                                 1997       211,000        80,412      5,000        --         10,700      --       15,942

Richard J. Notebaert, Jr.,       1999       134,000            --         --        --          3,700      --       19,125/2/
Vice President                   1998       127,000        23,241         --        --          3,500      --       19,684
                                 1997       121,000        32,501      5,000        --          3,200      --       19,387

Marianne R. O'Connor,            1999       108,300        35,733      2,286        --          3,000      --       12,868/3/
CFO                              1997       105,000        28,718      5,000        --          3,000      --       13,811
                                 1997       100,800        31,006      5,000        --          2,800      --       12,334

W. Anthony Shay, Jr.,            1999        96,700        23,343      5,000        --          1,700      --       10,777/4/
Vice President                   1997        90,400        18,387      5,000        --          1,700      --       10,727
                                 1997        85,300        19,380      5,000        --          1,300      --        9,113

______________________

/1/  This amount reflects 3 components:

     (a) $6,185 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary based formula for all employees.
     (b) $1,662 for the employer matching contributions on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,381 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

/2/  This amount reflects 3 components:

     (a) $10,185 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $4,559 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $4,381 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

/3/  This amount reflects 3 components:

     (a) $5,286 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $3,694 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $3,888 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

/4/  This amount reflects 3 components:

     (a) $4,189 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
     (b) $3,300 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
     (c) $3,288 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

Option/SAR Grants Table

     During 1999, the Company granted options pursuant to the Company's 1996 Stock Option Plan. The Table below shows the relevant information pertaining to the grant of options during 1999 to executive officers named in the Summary Compensation Table.


                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------


                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                          Price Appreciation
                                Individual Grants                                          for Option Term
                                -----------------                                       ---------------------

  (a)                           (b)              (c)            (d)             (e)         (f)      (g)
                                              % of Total
                                               Options/
                              Options/          SARs
                                SARs         Granted to      Exercise or
                              Granted       Employees in     Base Price      Expiration      5%      10%
  Name                          (#)          Fiscal Year      ($/Sh)            Date        ($)      ($)
--------                      --------      ------------     -----------     ----------     --       --
Richard D. Callahan,           10,800           43.4%           21.90          1/19/06    105,405  237,018
CEO

Richard J. Notebaert, Jr.,      3,700           14.9%           21.90          1/19/06     36,111   81,201
Vice President

Marianne R. O'Connor,           3,000           12.0%           21.90          1/19/06     29,279   65,838
CFO

W. Anthony Shay, Jr.,           1,700            6.8%           21.90          1/19/06     16,592   37,308
Vice President

Aggregated Option/SAR Exercises and Values

     The Table below shows for all officers named in the Summary Compensation Table above the total number of options exercised during 1999 and unexercised options held as of December 31, 1999.

                             Aggregated Option/SAR Exercises in Last Fiscal Year
                             ---------------------------------------------------
                                        and FY-End Option/SAR Values
                                        ----------------------------

      (a)                         (b)                    (c)               (d)                    (e)

                                                                                               Value
                                                                       Number of               Unexercised
                                                                       Unexercised             In-the-Money
                                                                       Options/SARs at         Options/SARs at
                             Shares Acquired                           FY-End (#)              FY-End ($)
                             on Exercise            Value Realized     Exercisable/            Exercisable/
      Name                           (#)                   ($)         Unexercisable           Unexercisable
      ----                   ---------------        --------------     ---------------         ---------------
Richard D. Callahan,                 0                     0                59,900                 141,060
CEO                                                                       exercisable            exercisable
                                                                            20,300                    0
                                                                         unexercisable          unexercisable

Richard J. Notebaert, Jr.,           0                     0                 8,100                    0
Vice President                                                            exercisable            exercisable
                                                                             7,200                    0
                                                                         unexercisable          unexercisable

Marianne R. O'Connor,                0                     0                13,300                  12,865
CFO                                                                       exercisable            exercisable
                                                                             6,000                    0
                                                                         unexercisable          unexercisable

W. Anthony Shay, Jr.,                0                     0                 7,200                   7,470
Vice President                                                            exercisable            exercisable
                                                                             3,400                    0
                                                                         unexercisable          unexercisable

Employment Contracts

     The Company is a party to employment agreements with certain named executive officers shown in the table in the section above entitled Summary Compensation Table and certain officers who do not appear in the table. These employment agreements are effective for a term of one year, subject to renewal by the Company. Compensation under these agreements remains a primary obligation of the subsidiary for whom the named executive also serves in an executive capacity. The Company may in the future agree to become the primary obligor if the officer's duties for the Company are expanded sufficiently to warrant a change in the primary compensation obligation.

     Mr. Callahan has an employment agreement with both the Company, as President and Chief Executive Officer, and with Cayuga Bank, for which he also serves as President and Chief Executive Officer. Mr. Callahan's employment agreement with the Company and Cayuga Bank fixed annual base compensation for 2000 in the amount of $252,000. Mr. Notebaert has an employment agreement with Homestead Savings for which he serves as President and Chief Executive Officer. Mr. Notebaert's agreement provides for 2000 annual compensation in the amount of $142,000.

     These employment agreements with Messrs. Callahan and Notebaert contain a severance provision that allows for a cash payment in the amount of two (2) times the executive's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause.

     The employment agreements with Messrs. Callahan and Notebaert also contain a provision regarding a change of control of the Company. Under these agreements "change of control" occurs if (i) any "person", including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Iroquois representing 20% or more of the combined voting power of the then outstanding securities of Iroquois; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Iroquois before the Transaction shall cease to constitute a majority of the board of directors of Iroquois or any successor of Iroquois, (iii) Iroquois is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Iroquois, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Iroquois representing 20% or more of the combined voting power of Iroquois' then outstanding voting securities; or (v) Iroquois transfers substantially all of its assets to another corporation which is not controlled by Iroquois. If employment is terminated for any reason within 24 months following a change of control, the executive will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

     Ms. O'Connor's employment agreement with the Company and Cayuga Bank, where she also serves as Treasurer and Chief Financial Officer, provides for 2000 annual compensation in the amount of $111,600. Mr. Shay's employment agreement with the Company and Cayuga Bank, where he also serves as Vice President of Operations, provides for 2000 annual compensation in the amount of $101,500.
The Company and Cayuga Bank also entered into an employment agreement with Robert B. Bantle when he commenced employment as Senior Vice President of the Company and Cayuga Bank in June of 1999. The employment agreement provides for 2000 annual compensation in the amount of $130,000. The employment agreements with Ms. O'Connor, Mr. Shay, Mr. Bantle and other officers (except as described above) contain a severance provision that allows for a cash payment in the amount of the officer's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause. These employment agreements also contain a provision regarding a change of control of the Company (as defined above). If the officer's employment is (i) terminated involuntarily for any reason other than death, disability, or just cause or constructively terminated for good reason during the 24-month period following a change of control, or, (ii) terminated voluntarily by the executive during the 30-day period beginning on the first anniversary of the change of control, the officer will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

Compensation Committee Interlocks and Insider Participation

     Joseph P. Ganey, Chairman of the Board of Directors of the Company and a member of its Compensation Committee, served as Acting President and Chief Executive Officer from the time that office became vacant in November, 1993 through May, 1994, when Richard D. Callahan was appointed. Mr. Ganey also served as President and Chief Executive Officer of Cayuga Savings Bank, as predecessor to the Company from 1976 through 1988, when he retired from active employment.

Report on Executive Compensation

OVERALL COMPENSATION POLICY

     The Company's executive compensation strategy was developed to place greater emphasis on the incentive and equity components of compensation and to minimize the base salary aspect of compensation. This policy, which was introduced in 1996, continues to serve the Company's objectives because it recognizes that the chief executive officer ( CEO) and other executive officers should, as all employees, have both appropriate financial rewards and incentives to encourage long term commitment and high quality performance. The policy also helps in attracting highly qualified individuals to become executive officers at the Company and enables continued development and improvement of Company-wide compensation procedures and programs to assure reasonable consistency among the various entities within the Iroquois family. The policy relies primarily on an executive compensation strategy designed to further the Company's specific business objectives without sacrificing consideration of current market data relating to compensation levels for executives at comparable companies. The four key elements of Iroquois executive compensation are:

     . Base salary levels that are targeted below the relevant comparable market to emphasize the pay for performance strategy and to preserve effective management of fixed costs.

     . A strong annual incentive compensation component that (a) is designed to reward only above-market target performance levels to account for adverse impact of economic factors on community banks, (b) emphasizes rewards for performance that exceeds the higher level quantitative targets of financial and operational results to assure a sufficiently challenging incentive program, and (c) minimizes awards for executive performance which only meets plan targets.

     . Equity compensation to align executives' interests with shareholder values.

     . Benefits tied to market for comparable positions in comparable companies in the same industry group.

     When these four elements are integrated into the Company's compensation programs, the result is an effective strategy that has the following characteristics:

     . Balanced reinforcement of management performance to meet both short term and long term Company objectives.

     . Total executive compensation within industry ranges for comparably sized companies to ensure compensation remains competitive in the relevant market yet recognizes the particular needs and conditions of the Company.

     The Company continues to believe that its approach to total compensation for executives, by emphasizing the incentive compensation component, will attract, retain, and motivate executives and will promote results for shareholders. The following sections summarize the analysis and recommendations of the Company's Compensation Committee for executive compensation during 1999.

BASE SALARY

     Executive Officers Compensation. The determination of base salary for executive officers relies on three components: market information, performance and relevant experience. In accordance with the

Company's compensation strategy, information from the Company's independent consultant on the ranges of salaries for executive officers at companies of similar size in the same industry group were reduced by 10% to establish a below market base salary range for executive officers. Each individual executive officer was then evaluated based upon performance and experience and base salary compensation was awarded within the established range. Base salaries for executive officers were established in this manner by the chief executive officer or the appropriate member bank Board. The Committee then reviewed the analysis and base salary recommendations and determined it would continue to differentiate executives from the nonexecutive levels of management, for which the reduction below market is only 5% to place even greater emphasis on incentive compensation for that group.

     CEO Compensation. Mr. Callahan's base salary was determined directly by the Committee based upon the market information and performance criteria method that was applied to all executive officers as described above. A base salary range was derived from specific market information on chief executive officer salaries at companies comparable within the financial services industry and with similar asset size to Iroquois. Mr. Callahan's base salary was then fixed within that range, taking into consideration his performance during the previous year.

ANNUAL INCENTIVE COMPENSATION

     Executive Officers Compensation. Annual incentive compensation during 1999 was used to reward executives upon achievement of key operating and financial results. The Company's 1999 incentive awards were made to certain executives who were eligible based upon the achievement of both their subsidiary bank and individual performance goals, where the weight allocated between the performance achieved for those two elements varied, with greater weight attached to overall bank performance for higher levels of responsibility. Overall bank performance was determined according to net income. Under the Annual Management Incentive Plan, the executives were awarded for performance within a range of 14.42% to 43.55% of base salary based on the level of achievement of the established performance goals. Targeted incentive award percentages under the Annual Management Incentive Plan were established based on market information provided by the Company's independent consultant for companies of similar size and in the same industry group. During 1999, Homestead Savings entered into long-range investment decisions regarding the realignment of its branch network that resulted in below target performance. Accordingly, executive officers of Homestead Savings were not entitled to awards for 1999.

     The Company continues to believe that incentive compensation plays a critical role in the Company's effort to reinforce the pay for performance goal.

     CEO Compensation. Annual incentive compensation was awarded to Mr. Callahan during 1999 under the Company's Annual Management Incentive Plan described above based upon his individual performance and the performance of Cayuga Bank, for which he also serves as Chief Executive Officer. The Committee determined that no additional incentive compensation was necessary for holding company responsibilities independent of the subsidiary, which comprises the Company's primary asset and operations. This determination is consistent with the Company's compensation philosophy that compensation be paid and primary performance be measured at the operating subsidiary level until the size and complexity of the holding company indicates a change is appropriate.

EQUITY BASED INCENTIVE COMPENSATION


     Equity based compensation was once again utilized in 1999 to provide balance to the short term pay for performance strategy. Awards for 1999 were granted in the form of stock options under the Company's 1996 Stock Option Plan. Options were awarded to top management as determined by the Stock Option Committee in accordance with the terms of the 1996 Stock Option Plan. The option award allocations made in 1999 were based on each executive's level within the Company as well as the return on equity (ROE) of the Company attained for 1998. The factor used as the multiple was derived from market level long-term incentive opportunities within similar sized financial institutions. Options granted in 1999 vest after two years and expire if not exercised within their term of seven years.

     The Company believes this component of compensation is essential to reinforce the Company's long-term goal of increasing shareholder value, and has been successful because equity interests align executives' interests more closely with those of the shareholders.

     The Company recognizes the importance of a compensation policy, and has begun an extensive review of executive compensation that is expected to entail substantial changes in 2000.

     Iroquois Bancorp, Inc.
     Compensation Committee

     Lewis E. Springer, II, Chairperson
     Brian D. Baird
     John J. Bisgrove, Jr.
     Peter J. Emerson
     Joseph P. Ganey
     Arthur A. Karpinski
     Edward D. Peterson

Performance Graph

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock to (a) the cumulative return of the Nasdaq Stock Market (US Companies) index, (b) the cumulative return of the Nasdaq Bank Stocks index and (c) the cumulative return of the Bank Index provided by SNL Securities L.C. The inclusion of the SNL Bank Index was used because it is more indicative of performance of banks of a similar size nationally and management believes this index offers a more useful comparison than either the Nasdaq Bank Stocks or a small peer group selected regionally. The graph and tabular explanation of the graph assume that $100 was invested on December 31, 1994 in each of Iroquois common stock, the Nasdaq Stock Market (US Companies) Index, the Nasdaq Stock Market and the Bank Stocks Index, and that all dividends were reinvested. The data was furnished by the Center for Research in Security Prices (CRSP).


Graphical Representation of the following data:
--------------------------------------------------------------------------------

                         1994    1995    1996    1997    1998    1999
--------------------------------------------------------------------------------

Iroquois Bancorp,
Inc.                   $100.00  161.61  215.91  332.35  275.75  198.11
--------------------------------------------------------------------------------

Nasdaq Stock
Market (National Market -
US Companies)           100.00  141.33  173.89  213.07  300.25  542.43
--------------------------------------------------------------------------------

Nasdaq Bank
Stocks                  100.00  149.00  196.73  329.39  327.11  314.42
--------------------------------------------------------------------------------

SNL $500M-$1B           100.00  132.76  165.97  269.80  265.28  245.56
Bank Index



     The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Compensation Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating The Executive Compensation section of this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these specific items by reference, and shall not otherwise be deemed filed under such acts.

                              CERTAIN TRANSACTIONS

     From time to time, Cayuga Bank and Homestead Savings make loans to their directors and officers and those of the Company, as well as to other companies and businesses with which directors of the Company and its subsidiaries may be affiliated. Included are loans that may be secured by a mortgage on the officer's or director's primary residence. All loans to directors and executive officers and to any affiliated business are specifically approved in writing by the lending institution's Board of Directors, and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with other persons prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features.

                       ________________________________


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the shareholders of the Company. KPMG LLP, and its predecessors, have served as auditors of Cayuga Bank and the Company for more than 25 years. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                       ________________________________

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     All proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at the address on the cover of this proxy statement no later than December 1, 2000 in order to be included in the proxy statement and form of proxy for the 2000 Annual Meeting. All such proposals shall be subject to the requirements of the Securities and Exchange Commission adopted under the Securities Act of 1934, as amended. With respect to proposals not required to be included in the proxy statement under the rules of the Securities and Exchange Commission, management will be permitted to exercise discretionary voting power for all proxies and to vote against the proposal unless notice of such proposal is received by the Company at the address on the cover of this proxy statement no later than February 14, 2001.

                                 OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the Annual Meeting other than as specified above. If any other matters properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

     A copy of the Annual Report to Shareholders of the Company containing consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 1999 accompany this proxy statement being mailed to shareholders and is incorporated by reference, and made a part of this proxy statement. Additional copies of the Annual Report to Shareholders may be obtained without charge from the Secretary of the Company, 115 Genesee Street, Auburn, New York 13021.


           By Order of the Board of Directors


     /s/ Kathleen A. Manley

          Kathleen A. Manley, Corporate Secretary



Auburn, New York
March 27, 2000

     The Company will furnish, without charge, to any record holder or beneficial owner of its common stock at any time after March 30, 2000 a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K. Written requests should be directed to Iroquois Bancorp, Inc., to the attention of Kathleen A. Manley, 115 Genesee Street, Auburn, New York 13021.

                                                     APPENDIX TO PROXY STATEMENT

REVOCABLE
  PROXY                      IROQUOIS BANCORP, INC.
                                  COMMON STOCK

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2000

          The undersigned holder of common stock of Iroquois Bancorp, Inc. hereby appoints Marianne R. O'Connor and Robert B. Bantle and each of them his/her attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2000 at 10:00 a.m. or at any adjournment thereof, with full power of substitution and revocation.

                                     BALLOT

1.   ELECTION OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2003

     [ ]  FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY to vote
          (except as marked to the contrary below)                for all nominees listed below

Class of 2000: Brian D. Baird, John Bisgrove, Jr., Richard D. Callahan. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).


2.   PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS
     [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (Signature on reverse side required)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

                              Date: ___________________________________

                              Signed __________________________________
                              (Name of shareholder should be signed exactly as it appears to the left) Please mark, sign, date and return this proxy card promptly in the enclosed postpaid envelope. This will save your Company the cost of a follow-up solicitation.